UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2009

Landstar System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21238	06-1313069
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-398-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2009, Landstar System, Inc. (the "Company") appointed Jim M. Handoush and Patrick J. O'Malley Co-Chief Operating Officers of the Company. Mr. Handoush, age 48, has served as President of Landstar Global Logistics, Inc. since January 2005 and has held various other positions within subsidiaries of the Company since 1996. Mr. O'Malley, age 50, has served as President of Landstar Carrier Services, Inc., Landstar Express America, Inc., Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc. and Landstar Ranger, Inc. since January 2008 and has held various other positions within subsidiaries of the Company since 1985. In connection with their appointments as Co-Chief Operating Officers, both Messrs. Handoush and O'Malley were each granted 2,000 restricted shares of the Company's common stock. The restricted shares vest 100% on the fifth anniversary of the date of grant, subject to certain provisions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landstar System, Inc.

August 11, 2009	By:	James B. Gattoni

Name: James B. Gattoni
Title: Vice President and Chief Financial Officer